Exhibit 99.1

FOR IMMEDIATE RELEASE

Compass Minerals Announces Pricing of $650 Million Senior Notes due 2030 and Partial Redemption of Senior Notes due 2027

OVERLAND PARK, Kan. (June 3, 2025) - Compass Minerals International, Inc. (NYSE: CMP) (“Compass Minerals” or the "Company") has priced an offering of $650 million aggregate principal amount of 8.000% senior notes due 2030 (the “Notes”) in a private offering. The sale of the Notes is expected to be completed on or about June 16, 2025, subject to customary closing conditions. The Notes will be senior unsecured obligations of Compass Minerals and will be guaranteed by certain of its domestic subsidiaries.

Compass Minerals intends to use the net proceeds from this offering (i) to repay all outstanding amounts under its senior secured credit facility, (ii) to redeem $350 million of its outstanding 6.750% senior notes due 2027 (the “2027 Notes”), (iii) to pay transaction-related fees and expenses, (iv) for additional cash on its balance sheet and (v) for general corporate purposes.

The Notes and related guarantees will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.

In addition, as discussed above, Compass Minerals announced today that it will redeem $350 million aggregate principal amount of its 2027 Notes (the "Redemption").

The redemption date for the 2027 Notes is June 17, 2025 (the “Redemption Date”). The 2027 Notes will be redeemed on the Redemption Date at a redemption price equal to 101.125% of the principal amount being redeemed and any accrued and unpaid interest, if any, up to, but excluding, the Redemption Date, in accordance with the terms of the 2027 Notes and the applicable indenture governing such 2027 Notes. After the Redemption Date, interest on each 2027 Note to be redeemed will cease to accrue. Upon completion of the Redemption, $150 million aggregate principal amount of the 2027 Notes will remain outstanding.

This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy the Notes and related guarantees, nor will there be any sale of the Notes and related guarantees in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offer of the Notes and related guarantees will be made only by means of a private offering memorandum.

A notice of redemption is being sent by the trustee for the 2027 Notes to all currently registered holders of such 2027 Notes. This press release does not constitute a notice of redemption under the indenture governing the 2027 Notes.

About Compass Minerals

Compass Minerals (NYSE: CMP) is a leading global provider of essential minerals focused on safely delivering where and when it matters to help solve nature’s challenges for customers and communities. The Company’s salt products help keep roadways safe during winter weather and are used in numerous other consumer, industrial, chemical and agricultural applications. Its plant nutrition products help improve the quality and yield of crops, while supporting sustainable agriculture. Compass Minerals operates 12 production and packaging facilities with nearly 1,800 employees throughout the U.S., Canada and the U.K.

Forward-Looking Statements and Other Disclaimers

This press release may contain forward-looking statements, including, without limitation, statements about the Company’s intent to refinance its debt stack and retire debt. These statements are based on the Company’s current expectations, estimates and projections and involve risks and uncertainties that could cause the Company’s actual results to differ materially. The differences could be caused by several factors including those factors identified in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q, including any amendments, as well as the Company’s other SEC filings. Opinions expressed are current opinions as of the date hereof. Investors are cautioned not to place undue reliance on such forward-looking statements and should rely on their own assessment of an investment. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments, except as required by law.

Investor Contact	Media Contact
Brent Collins	Kevin Gabriel
Vice President, Investor Relations	Senior Director, Corporate Affairs
+1.913.344.9111	+1.913.344.9265
InvestorRelations@compassminerals.com	MediaRelations@compassminerals.com